Exhibit 99.1
Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Steven Brazones Investor Relations Contact 651-236-5060

NEWS	March 27, 2024

H.B. Fuller Reports First Quarter 2024 Results

Reported EPS (diluted) of $0.55; Adjusted EPS (diluted) of $0.67, up 22% year-on-year

Net income of $31 million; Adjusted EBITDA of $123 million up 12% and Adjusted EBITDA margin up 160 basis points year-on-year

Cash flow from operations increased $42 million year-on-year

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for its first quarter that ended March 2, 2024.

First Quarter 2024 Noteworthy Items:

■	Net revenue was $810 million, up slightly year-on-year; organic revenue decreased modestly year-on-year due primarily to anticipated pricing changes;
■

Gross profit margin was 29.5%; adjusted gross profit margin was 30.1%, up 320 basis points year-on-year, driven principally by favorable net pricing and raw material cost impact and restructuring benefits;

■	Net income was $31 million; adjusted EBITDA was $123 million, up 12% year-on-year; adjusted EBITDA margin expanded 160 basis points year-on-year to 15.2%;
■	Reported EPS (diluted) was $0.55; adjusted EPS (diluted) was $0.67, up 22% versus the prior year, driven by strong operating income growth;
■	Net working capital, as a percentage of annualized net revenue, decreased 270 basis points year-on-year from 19.8% to 17.1%;
■	Cash flow from operations increased $42 million year-on-year to $47 million, driven by reductions in net working capital requirements and improved profitability.

Summary of First Quarter 2024 Results:

The Company’s net revenue for the first quarter of fiscal 2024 was $810 million, up 0.2% versus the first quarter of fiscal 2023. Organic revenue declined 4.2% year-on-year, with pricing adjustments reducing organic revenue by 3.3% and volume reducing organic revenue by 0.9%. Foreign currency translation reduced net revenue by 0.6% and acquisitions increased net revenue by 5.0%.

Gross profit in the first quarter of fiscal 2024 was $239 million. Adjusted gross profit was $244 million. Adjusted gross profit margin of 30.1% increased 320 basis points year-on-year. Favorable net pricing and raw material cost actions and restructuring benefits principally drove the year-on-year increase in adjusted gross profit margin.

Selling, general and administrative (SG&A) expense was $172 million in the first quarter of fiscal 2024 and adjusted SG&A was $165 million versus $149 million in the first quarter of fiscal 2023. The impact of acquisitions as well as inflation in wages and services and higher variable compensation expense, partially offset by restructuring savings, drove the year-on-year increase in adjusted SG&A.

Net income attributable to H.B. Fuller for the first quarter of fiscal 2024 was $31 million, or $0.55 per diluted share. Adjusted net income attributable to H.B. Fuller for the first quarter of fiscal 2024 was $38 million. Adjusted EPS was $0.67 per diluted share, up 22% year-on-year driven by strong operating income growth.

Adjusted EBITDA in the first quarter of fiscal 2024 was $123 million, up 12% year-on-year driven principally by favorable net pricing and raw material cost developments, ramping restructuring savings, and benefits from the 2023 collection of acquisitions. Adjusted EBITDA margin increased 160 basis points year-on-year to 15.2%.

“We are off to a good start to the year, with first quarter financial results largely consistent with our expectations. Our team is maintaining commercial discipline, proactively innovating to create win-win opportunities for our customers and pricing to that value, while also driving synergy realization and restructuring savings. As a result, we continue to drive strong adjusted EBITDA growth, margin expansion, and robust cash flow in a highly dynamic market environment,” said Celeste Mastin, H.B. Fuller president and chief executive officer.

“Looking ahead, we remain on track for another year of strong profit growth, continued margin expansion, and improved volume trends in fiscal 2024. As we continue to strengthen the portfolio through targeted organic investments and complete new highly synergistic strategic acquisitions, we are confident in our ability to achieve our long-term growth and profitability goals.”

Balance Sheet and Working Capital:

Net debt at the end of the first quarter of fiscal 2024 was $1,665.5 million, essentially flat sequentially versus the fourth quarter and down $82 million year-on-year. Flat net debt and growth in adjusted EBITDA, reduced the ratio of net debt-to-adjusted EBITDA from 2.9X to 2.8X sequentially from the fourth quarter of fiscal 2023.

Net working capital in the first quarter of fiscal 2024 declined $25 million sequentially versus the fourth quarter and $87 million year-on-year. As a percentage of annualized net revenue, net working capital decreased 270 basis points year-on-year, to 17.1%.

Fiscal 2024 Outlook:

As a result of our good start to the year, which was largely consistent with our expectations, we are reiterating our previously communicated financial guidance for fiscal 2024:

■	Net revenue growth is expected to be in the range of up 2% to 6% with organic revenue flat to up 3% year-on-year;
■	Adjusted EBITDA is expected to be in the range of $610 million to $640 million, equating to growth of approximately 5% to 10% year-on-year;
■	Adjusted EPS (diluted) is expected to be in the range of $4.15 to $4.45, equating to year-on-year growth of between 7% and 15%;
■	Operating cash flow is expected to be between $300 million and $350 million.

Conference Call:

The Company will hold a conference call on March 28, 2024, at 9:30 a.m. CT (10:30 a.m. ET) to discuss its results. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the Company’s website at https://investors.hbfuller.com. Participants must register prior to accessing the webcast using this link and should do so at least 10 minutes prior to the start of the call to install and test any necessary software and audio connections. A telephone replay of the conference call will be available from 12:30 p.m. CT on March 28, 2024, to 10:59 p.m. CT on April 4, 2024. To access the telephone replay dial 1-800-770-2030 (toll free) or 1-647-362-9199, and enter Conference ID: 6370505.

Regulation G

The information presented in this earnings release regarding consolidated and segment organic revenue growth, operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share, adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA margin, net debt, net debt-to-adjusted EBITDA, trailing twelve months adjusted EBITDA, net working capital, annualized net revenue and net working capital as a percentage of annualized net revenue does not conform to U.S. generally accepted accounting principles (U.S. GAAP) and should not be construed as an alternative to the reported results determined in accordance with U.S. GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results to the results of other companies. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported U.S. GAAP results in the “Regulation G Reconciliation” tables in this press release with the exception of our forward-looking non-GAAP measures contained above in our Fiscal 2024 Outlook, which the Company cannot reconcile to forward-looking GAAP results without unreasonable effort.

About H.B. Fuller

As the largest pureplay adhesives company in the world, H.B. Fuller’s (NYSE: FUL) innovative, functional coatings, adhesives and sealants enhance the quality, safety and performance of products people use every day. Founded in 1887, with 2023 revenue of $3.5 billion, our mission to Connect What Matters is brought to life by more than 7,000 global team members who collaborate with customers across more than 30 market segments in over 140 countries to develop highly specified solutions that enable customers to bring world-changing innovations to their end markets. Learn more at www.hbfuller.com.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases. These statements are subject to various risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the availability and pricing of raw materials; the impact of potential cybersecurity attacks and security breaches; the impact on the supply chain, raw material costs and pricing of our products due to military conflict, including between Russia and Ukraine and Israel and Hamas; the consequences of the COVID-19 outbreak and other pandemics on our operations and financial results; the impact on our margins and product demand due to inflationary pressures; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance our debt or to incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, and the effect of debt covenants that limit the discretion of management in operating the business or in paying dividends; our ability to pay dividends and to pursue growth opportunities if we continue to pay dividends according to our current dividend policy; our ability to acquire and integrate complementary businesses; our ability to achieve expected synergies, cost savings and operating efficiencies from our restructuring initiatives and operational improvement projects within the expected time frames or at all; our ability to effectively implement Project ONE; uncertain political and economic conditions; fluctuations in product demand; competing products and pricing; our geographic and product mix; disruptions to our relationships with our major customers and suppliers; failures in our information technology systems; regulatory compliance across our global footprint; trade policies and economic sanctions impacting our markets; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and investigations, including for product liability and environmental matters; impairment charges on our goodwill or long-lived assets; the effect of new accounting pronouncements and accounting charges and credits; and similar matters.

Additional information about these various risks and uncertainties can be found in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the SEC, but there may be other risks and uncertainties that we are unable to identify at this time or that we do not currently expect to have a material impact on the business. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Three Months Ended	Percent of	Three Months Ended	Percent of
	March 2, 2024	Net Revenue	March 4, 2023	Net Revenue
Net revenue	$810,419	100.0%	$809,183	100.0%
Cost of sales	(571,182)	(70.5)%	(594,374)	(73.5)%
Gross profit	239,237	29.5%	214,809	26.5%

Selling, general and administrative expenses	(172,362)	(21.3)%	(154,542)	(19.1)%
Other income, net	1,501	0.2%	2,604	0.3%
Interest expense	(31,901)	(3.9)%	(33,069)	(4.1)%
Interest income	1,307	0.2%	667	0.1%
Income before income taxes and income from equity method investments	37,782	4.7%	30,469	3.8%

Income taxes	(7,814)	(1.0)%	(9,733)	(1.2)%

Income from equity method investments	1,044	0.1%	1,180	0.1%
Net income including non-controlling interest	31,012	3.8%	21,916	2.7%

Net income attributable to non-controlling interest	(21)	(0.0)%	(27)	(0.0)%
Net income attributable to H.B. Fuller	$30,991	3.8%	$21,889	2.7%

Basic income per common share attributable to H.B. Fuller	$0.57		$0.40
Diluted income per common share attributable to H.B. Fuller	$0.55		$0.39

Weighted-average common shares outstanding:
Basic	54,702		54,174
Diluted	56,573		55,919

Dividends declared per common share	$0.205		$0.190

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended
	March 2,	March 4,
	2024	2023

Net income attributable to H.B. Fuller	$30,991	$21,889
Adjustments:
Acquisition project costs[1]	2,043	2,235
Organizational realignment[2]	7,262	2,944
Project One	3,213	2,172
Other[3]	-	3,073
Discrete tax items[4]	(2,527)	846
Income tax effect on adjustments[5]	(3,290)	(2,400)
Adjusted net income attributable to H.B. Fuller[6]	37,692	30,759

Add:
Interest expense	31,901	30,380
Interest income	(1,307)	(667)
Adjusted Income taxes	13,631	11,286
Depreciation and Amortization expense[7]	41,101	37,914
Adjusted EBITDA[6]	123,018	109,672

Diluted Shares	56,573	55,919
Adjusted diluted income per common share attributable to H.B. Fuller[6]	$0.67	$0.55
Revenue	$810,419	$809,183
Adjusted EBITDA margin[6]	15.2%	13.6%

[1] Acquisition project costs include costs related to integrating and accounting for acquisitions.

[2] Organizational realignment includes costs incurred as a direct result of the organizational realignment program, including compensation for employees supporting the program, consulting expense and operational inefficiencies related to the closure of production facilities and consolidation of business activities.

[3] Other expenses for the three months ended March 4, 2023 are primarily related to the write-off of unamortized debt fees and non-cash gains and losses related to legal entity consolidations.

[4] Discrete tax items for the three months ended March 2, 2024 are related to various foreign tax matters as well as excess tax benefit related to U.S. stock compensation. Discrete tax items for the three months ended March 4, 2023 are related to various foreign tax matters offset by excess tax benefit related to U.S. stock compensation.

[5] The income tax effect on adjustments represents the difference between income taxes on net income before income taxes and income from equity method investments reported in accordance with U.S. GAAP and adjusted net income before income taxes and income from equity method investments.

[6] Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

[7] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in adjusted net income attributable to H.B. Fuller totaling ($2,422) and ($18) for the three months ended March 2, 2024 and March 4, 2023, respectively.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	Three Months Ended
	March 2,	March 4,
	2024	2023
Net Revenue:
Hygiene, Health and Consumable Adhesives	$367,693	$383,528
Engineering Adhesives	328,766	333,067
Construction Adhesives	113,960	92,588
Corporate unallocated	-	-
Total H.B. Fuller	$810,419	$809,183

Segment Operating Income (Loss):
Hygiene, Health and Consumable Adhesives	$46,877	$45,146
Engineering Adhesives	34,834	32,475
Construction Adhesives	(2,619)	(9,634)
Corporate unallocated	(12,217)	(7,720)
Total H.B. Fuller	$66,875	$60,267

Adjusted EBITDA[6]
Hygiene, Health and Consumable Adhesives	$62,258	$59,719
Engineering Adhesives	52,347	49,876
Construction Adhesives	9,567	2,845
Corporate unallocated	(1,154)	(2,768)
Total H.B. Fuller	$123,018	$109,672

Adjusted EBITDA Margin[6]
Hygiene, Health and Consumable Adhesives	16.9%	15.6%
Engineering Adhesives	15.9%	15.0%
Construction Adhesives	8.4%	3.1%
Corporate unallocated	NMP	NMP
Total H.B. Fuller	15.2%	13.6%

NMP = non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended
	March 2,	March 4,
	2024	2023
Income before income taxes and income from equity method investments	$37,782	$30,469

Adjustments:
Acquisition project costs[1]	2,043	2,235
Organizational realignment[2]	7,262	2,944
Project One	3,213	2,172
Other[3]	-	3,073
Adjusted income before income taxes and income from equity method investments[8]	$50,300	$40,893

[8] Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity investments is defined as income before income taxes and income from equity investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended
	March 2,	March 4,
	2024	2023
Income Taxes	$(7,814)	$(9,733)

Adjustments:
Acquisition project costs[1]	(537)	(514)
Organizational realignment[2]	(1,908)	(678)
Project One	(845)	(500)
Other[3]	(2,527)	139
Adjusted income taxes[9]	$(13,631)	$(11,286)

Adjusted income before income taxes and income from equity method investments	$50,300	$40,893
Adjusted effective income tax rate[9]	27.1%	27.6%

[9] Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes is defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended
	March 2,	March 4,
	2024	2023

Net revenue	$810,419	$809,183

Gross profit	$239,237	$214,809
Gross profit margin	29.5%	26.5%

Adjustments:
Acquisition project costs[1]	81	43
Organizational realignment[2]	4,411	2,321
Other[3]	-	107
Adjusted gross profit[10]	$243,729	$217,280
Adjusted gross profit margin[10]	30.1%	26.9%

[10] Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin is defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended
	March 2,	March 4,
	2024	2023

Selling, general and administrative expenses	$(172,362)	$(154,542)

Adjustments:
Acquisition project costs[1]	1,962	2,191
Organizational realignment[2]	2,551	622
Project ONE	3,213	2,172
Other[3]	-	263
Adjusted selling, general and administrative expenses[11]	$(164,636)	$(149,294)

[11] Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health
Three Months Ended:	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
March 2, 2024	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$48,372	$35,886	$(1,187)	$83,071	$(52,080)	$30,991
Adjustments:
Acquisition project costs[1]	-	-	-	-	2,043	2,043
Organizational realignment[2]	-	-	-	-	7,262	7,262
Project One	-	-	-	-	3,213	3,213
Discrete tax items[4]	-	-	-	-	(2,527)	(2,527)
Income tax effect on adjustments[5]	-	-	-	-	(3,290)	(3,290)
Adjusted net income attributable to H.B. Fuller[6]	48,372	35,886	(1,187)	83,071	(45,379)	37,692
Add:
Interest expense	-	-	-	-	31,901	31,901
Interest income	-	-	-	-	(1,307)	(1,307)
Adjusted Income taxes	-	-	-	-	13,631	13,631
Depreciation and amortization expense[7]	13,886	16,461	10,754	41,101	-	41,101
Adjusted EBITDA[6]	$62,258	$52,347	$9,567	$124,172	$(1,154)	$123,018
Revenue	$367,693	$328,766	$113,960	$810,419	-	$810,419
Adjusted EBITDA Margin[6]	16.9%	15.9%	8.4%	15.3%	NMP	15.2%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health
Three Months Ended:	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
March 4, 2023	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$47,707	$34,350	$(7,531)	$74,526	$(52,637)	$21,889
Adjustments:
Acquisition project costs[1]	-	-	-	-	2,235	2,235
Organizational realignment[2]	-	-	-	-	2,944	2,944
Project One	-	-	-	-	2,172	2,172
Other[3]	-	-	-	-	3,073	3,073
Discrete tax items[4]	-	-	-	-	846	846
Income tax effect on adjustments[5]	-	-	-	-	(2,400)	(2,400)
Adjusted net income attributable to H.B. Fuller[6]	47,707	34,350	(7,531)	74,526	(43,767)	30,759
Add:
Interest expense	-	-	-	-	30,380	30,380
Interest income	-	-	-	-	(667)	(667)
Adjusted Income taxes	-	-	-	-	11,286	11,286
Depreciation and amortization expense[7]	12,012	15,526	10,376	37,914	-	37,914
Adjusted EBITDA[6]	$59,719	$49,876	$2,845	$112,440	$(2,768)	$109,672
Revenue	$383,528	$333,067	$92,588	$809,183	-	$809,183
Adjusted EBITDA Margin[6]	15.6%	15.0%	3.1%	13.9%	NMP	13.6%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE GROWTH (DECLINE)
(unaudited)

Revenue growth versus 2023	Three Months Ended
March 2, 2024
Price	(3.3)%
Volume	(0.9)%
Organic Growth[12]	(4.2)%
M&A	5.0%
Constant currency	0.8%
F/X	(0.6)%
Total H.B. Fuller Net Revenue Change	0.2%

Revenue growth versus 2023	Three Months Ended
	March 2, 2024

			Constant		Organic
	Net Revenue	F/X	Currency	M&A	Growth[12]
Hygiene, Health and Consumable Adhesives	(4.1)%	(0.5)%	(3.6)%	5.8%	(9.4)%
Engineering Adhesives	(1.3)%	(0.9)%	(0.4)%	1.9%	(2.3)%
Construction Adhesives	23.1%	0.1%	23.0%	12.7%	10.3%
Total H.B. Fuller	0.2%	(0.6)%	0.8%	5.0%	(4.2)%

12 We use the term “organic revenue” to refer to net revenue, excluding the effect of foreign currency changes and acquisitions and divestitures. Organic growth reflects adjustments for the impact of period-over-period changes in foreign currency exchange rates on revenues and the revenues associated with acquisitions and divestitures.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

					Trailing Twelve
	Three Months Ended				Months[15] Ended	Year Ended
	June 3, 2023	September 2, 2023	December 2, 2023	March 2, 2024	March 2, 2024	December 2, 2023
Net income attributable to H.B. Fuller	$40,401	$37,627	$44,991	$30,991	$154,010	$144,906
Adjustments:
Acquisition project costs[1]	2,919	6,480	4,765	2,043	16,207	16,874
Organizational realignment[2]	5,690	10,421	10,549	7,262	33,922	29,900
Project One	2,681	2,734	2,193	3,213	10,821	9,815
Other	521	503	(3,903)	-	(2,879)	(611)
Discrete tax items[13]	2,042	6,243	16,955	(2,527)	22,713	26,085
Income tax effect on adjustments[5]	(2,172)	(4,875)	(1,158)	(3,290)	(11,495)	(10,604)
Adjusted net income attributable to H.B. Fuller[6]	52,082	59,133	74,392	37,692	223,299	216,365
Add:
Interest expense	33,131	35,105	33,297	31,901	133,434	131,913
Interest income	(932)	(1,128)	(1,217)	(1,307)	(4,584)	(3,943)
Adjusted Income taxes	19,421	20,862	26,477	13,631	80,391	78,047
Depreciation and Amortization expense[14]	39,063	41,826	39,653	41,101	161,643	158,456
Adjusted EBITDA[6]	$142,765	$155,798	$172,602	$123,018	$594,184	$580,838

[13] Discrete tax items for the three months ended June 3, 2023 are related to various foreign tax matters offset by an excess benefit related to U.S. stock compensation. Discrete tax items for the three months ended September 2, 2023 are related to various U.S. and foreign tax matters offset by an excess benefit related to U.S. stock compensation. Discrete tax items for the three months ended March 2, 2024 are related to various foreign tax matters as well as excess tax benefit related to U.S. stock compensation. Discrete tax items for the three months and year ended December 2, 2023 are related to the tax impact of withholding tax recorded on earnings that are no longer permanently reinvested, as well as other various U.S. and foreign tax matters.

[14] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in adjusted net income attributable to H.B. Fuller. Depreciation and amortization expense added back was $18 for the three months ended June 3, 2023, ($348) for the three months ended September 2, 2023, ($1,036) for the three months ended December 2, 2023, ($2,422) for the three months ended March 2, 2024 and ($1,384) for the year ended December 2, 2023.

[15] Trailing twelve months adjusted EBITDA is a non-GAAP financial measure and is defined as adjusted EBITDA for the twelve-month period ended on the date presented. The table above provides a reconciliation of trailing twelve month adjusted EBITDA to net income attributable to H.B. Fuller for the trailing twelve-month period presented, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	March 2, 2024	December 2, 2023	March 4, 2023
Total debt	$1,830,797	$1,838,431	$1,873,489
Less: Cash and cash equivalents	165,249	179,453	125,482
Net debt[16]	$1,665,548	$1,658,978	$1,748,007

Trailing twelve months Adjusted EBITDA[15]	$594,183	580,838
Net Debt-to-Adjusted EBITDA[16]	2.8	2.9

[16] Net debt and net debt-to-adjusted EBITDA are non-GAAP financial measures. Net debt is defined as total debt less cash and cash equivalents. Net debt-to-adjusted EBITDA is defined as net debt divided by trailing twelve months adjusted EBITDA. The calculation of both of these non-GAAP financial measures is shown in the table above. The table above provides a reconciliation of each of these non-GAAP financial measures to total debt, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	March 2, 2024	March 4, 2023	December 2, 2023
Trade receivables, net	$525,689	$566,358	$577,932
Inventory	490,179	526,041	442,040
Trade payables	460,649	450,203	439,700
Net working capital[17]	$555,219	$642,196	$580,272

Net revenue three months ended	$810,419	$809,183
Annualized net revenue[17]	3,241,676	3,236,732

Net working capital as a percentage of annualized revenue[17]	17.1%	19.8%

[17] Net working capital, annualized net revenue and net working capital as a percentage of annualized net revenue are non-GAAP financial measures. Net working capital is defined as trade receivables, net plus inventory less trade payables. Annualized net revenue is defined as net revenue for the quarter multiplied by four. Net working capital as a percentage of annualized net revenue is net working capital divided by annualized net revenue. The calculation of each of these non-GAAP financial measures is shown in the table above. The table above provides a reconciliation of each of these non-GAAP financial measures to the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

CONSOLIDATED BALANCE SHEETS
H.B. Fuller Company and Subsidiaries
(In thousands, except share and per share amounts)

	March 2,	December 2,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$165,249	$179,453
Trade receivables (net of allowances of $11,658 and $11,080, as of March 2, 2024 and December 2, 2023, respectively)	525,689	577,932
Inventories	490,179	442,040
Other current assets	115,731	112,678
Total current assets	1,296,848	1,312,103

Property, plant and equipment	1,772,088	1,755,035
Accumulated depreciation	(949,189)	(930,380)
Property, plant and equipment, net	822,899	824,655

Goodwill	1,486,784	1,486,512
Other intangibles, net	702,307	729,140
Other assets	373,135	371,165
Total assets	$4,681,973	$4,723,575

Liabilities, non-controlling interest and total equity
Current liabilities
Notes payable	$1,544	$1,841
Trade payables	460,649	439,700
Accrued compensation	63,116	95,680
Income taxes payable	49,516	47,688
Other accrued expenses	78,352	107,902
Total current liabilities	653,177	692,811

Long-term debt	1,829,253	1,836,590
Accrued pension liabilities	50,529	50,189
Other liabilities	380,769	388,072
Total liabilities	$2,913,728	$2,967,662

Commitments and contingencies (Note 12)

Equity
H.B. Fuller stockholders' equity:
Preferred stock (no shares outstanding) shares authorized – 10,045,900	-	-
Common stock, par value $1.00 per share, shares authorized – 160,000,000, shares outstanding – 54,437,953 and 54,092,987 as of March 2, 2024 and December 2, 2023, respectively	$54,438	$54,093
Additional paid-in capital	309,624	301,485
Retained earnings	1,862,252	1,842,507
Accumulated other comprehensive loss	(458,789)	(442,880)
Total H.B. Fuller stockholders' equity	1,767,525	1,755,205
Non-controlling interest	720	708
Total equity	1,768,245	1,755,913
Total liabilities, non-controlling interest and total equity	$4,681,973	$4,723,575

CONSOLIDATED STATEMENTS OF CASH FLOWS
H.B. Fuller Company and Subsidiaries
(In thousands)

	Three Months Ended
	March 2, 2024	March 4, 2023
Cash flows from operating activities:
Net income including non-controlling interest	$31,012	$21,916
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Depreciation	23,168	19,248
Amortization	20,355	18,683
Deferred income taxes	(5,658)	(5,746)
Income from equity method investments, net of dividends received	(1,044)	(1,180)
Debt issuance costs write-off	-	2,689
Loss on fair value adjustment on contingent consideration liability	-	139
Gain on sale or disposal of assets	(86)	(4)
Share-based compensation	5,088	4,527
Pension and other post-retirement benefit plan activity	(2,126)	(3,476)
Change in assets and liabilities, net of effects of acquisitions:
Trade receivables, net	56,886	55,407
Inventories	(50,189)	(33,800)
Other assets	(9,064)	(28,947)
Trade payables	27,640	8,996
Accrued compensation	(31,862)	(57,000)
Other accrued expenses	(12,040)	(6,414)
Income taxes payable	(5,121)	(2,235)
Other liabilities	(399)	(3,085)
Other	791	15,827
Net cash provided by operating activities	47,351	5,545

Cash flows from investing activities:
Purchased property, plant and equipment	(43,293)	(47,604)
Purchased businesses, net of cash acquired	-	(16,723)
Proceeds from sale of property, plant and equipment	568	611
Net cash used in investing activities	(42,725)	(63,716)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	195,000	1,300,000
Repayment of long-term debt	(203,250)	(1,176,650)
Payment of debt issuance costs	-	(10,214)
Net payment of notes payable	(276)	(881)
Dividends paid	(11,151)	(10,222)
Proceeds from stock options exercised	8,977	3,595
Repurchases of common stock	(6,208)	(2,448)
Net cash (used in) provided by financing activities	(16,908)	103,180

Effect of exchange rate changes on cash and cash equivalents	(1,922)	563
Net change in cash and cash equivalents	(14,204)	45,572
Cash and cash equivalents at beginning of period	179,453	79,910
Cash and cash equivalents at end of period	$165,249	$125,482